Exhibit 15.1




October 3, 1994

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs:

We are aware that Triton Energy Corporation has included our report dated October 3, 1994 (issued pursuant to the provisions of Statement of Auditing Standards No. 71) in Form S-8 (Nos. 2-80978, 33-4042, 33-27203, 33-29498,
33-46968 and 33-51691) and in the Registration Statements on Form S-3 (Nos. 33-11920, 33-15793, 33-17614, 33-21984, 33-23058, 33-25634, 33-31319,
33-45847, 33-69230 and 33-46292). We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,




PRICE WATERHOUSE LLP
Dallas, Texas